Exhibit 99(d)
                                POWER OF ATTORNEY


 With Respect to the Allstate Life Insurance Company of New York Filing on Form
            N-4 for the Allstate Life of New York Separate Account A

         Know all men by these presents that Vincent A. Fusco, whose signature appears below, constitutes and appoints Thomas J. Wilson and Michael J. Velotta, his attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign any registration statements and amendments thereto for the Form N-4 for the Allstate Life of New York Separate Account A and to file the same, with exhibits thereto and other documents, in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                                         Date:  February 9, 2000


                                         /s/ VINCENT A. FUSCO
                                         --------------------------
                                         Vincent A. Fusco
                                         Chief Operations Officer